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                [Letterhead of Gray Plant Mooty Mooty & Bennett]

                                                                     Exhibit 5.1


                                                    Lindley S. Branson
                                                    612 343-2827

                               September 2, 1999

Online System Services, Inc.
1800 Glenarm Place
Suite 800
Denver, CO 80202

     RE:  Form S-3 Registration Statement

Ladies/Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 1,148,395 shares of common stock, no par value (the "Shares"), of Online System Services, Inc. (the "Company" or "OSS") issued in connection with the merger of Durand Acquisition Corporation, a wholly-owned subsidiary of the Company, and Durand Communications, Inc., for services rendered and issuable upon the exercise of outstanding transferable options and warrants of OSS which may be sold from time to time by various selling shareholders for their own account.

     We have acted as counsel to the Company in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Shares issued in connection with the merger and for services rendered are, and the shares to be issued upon exercise of options or warrants or conversion of convertible securities will be, when issued in accordance with the terms of such securities, legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                          Very truly yours,

                                          GRAY, PLANT, MOOTY,
                                           MOOTY & BENNETT, P.A.



                                          By  /s/ Lindley S. Branson
                                             -------------------------------
                                              Lindley S. Branson